UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2015

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101-1171

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held on April 21, 2015. Proxies for the meeting were solicited by us pursuant to Regulation 14A under the Securities Act of 1934. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement.

All of management’s nominees were elected to the Board of Directors.

The advisory vote on executive compensation was approved.

The appointment of Deloitte & Touche LLP as Independent Auditor was ratified.

Final results of the voting are provided below:

Proposal 1:	Votes For	Votes Against	Abstentions	Broker Non- Votes
Election of Directors

Terms expiring in 2016
Albert R. Gamper, Jr.	369,494,100	6,496,968	3,316,961	69,204,024
William V. Hickey	370,521,445	6,253,541	2,533,043	69,204,024
Ralph Izzo	350,195,759	23,010,774	6,101,496	69,204,024
Shirley Ann Jackson	343,858,411	32,868,030	2,581,588	69,204,024
David Lilley	374,573,603	2,096,869	2,637,557	69,204,024
Thomas A. Renyi	368,004,701	8,674,559	2,628,769	69,204,024
Hak Cheol Shin	374,535,711	2,129,475	2,642,843	69,204,024
Richard J.Swift	345,672,712	30,268,609	3,366,708	69,204,024
Susan Tomasky	374,018,786	2,759,622	2,529,621	69,204,024
Alfred W. Zollar	373,698,228	2,887,811	2,721,990	69,204,024
Proposal 2:

Advisory Vote on the Approval of Executive Compensation	353,694,934	21,278,316	4,334,779	69,204,024
Proposal 3:
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor	438,876,256	6,643,634	2,992,163	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:	/s/ Stuart J. Black
Stuart J. Black
Vice President and Controller
(Principal Accounting Officer)

Date: April 23, 2015

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